As filed with the Securities and Exchange Commission on May 2, 2016

Registration No. 333-206444

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SiteOne Landscape Supply, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5040	46-4056061
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Mansell Overlook, 300 Colonial Center Parkway, Suite 600

Roswell, Georgia 30076

(770) 255-2100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Doug Black

Chief Executive Officer

SiteOne Landscape Supply, Inc.

Mansell Overlook, 300 Colonial Center Parkway, Suite 600

Roswell, Georgia 30076

(770) 255-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Peter J. Loughran, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000	John C. Ericson, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common stock, par value $0.01 per share	11,500,000	$22.00	$253,000,000	$27,028

(1)	Includes shares/offering price of shares that may be sold upon exercise of the underwriters’ option to purchase additional shares.
(2)	This amount represents the proposed maximum aggregate offering price of the securities registered hereunder. These figures are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(3)	The registrant previously paid $26,222 of this amount.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 5 to the Registration Statement on Form S-1 (Registration No. 333-206444) is being filed in connection with the payment of incremental registration fees on the shares of common stock, par value $0.01 per share, of the registrant being registered by the Registration Statement. This Amendment No. 5 does not modify any provision of the prospectus that forms a part of the Registration Statement or Part II of the Registration Statement. Accordingly such prospectus and Part II of the Registration Statement have been omitted from this filing and this Amendment No. 5 consists of only the registration statement cover page, this explanatory note and the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SiteOne Landscape Supply, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roswell, State of Georgia on May 2, 2016.

SITEONE LANDSCAPE SUPPLY, INC.

By:	/s/ John T. Guthrie
Name: John T. Guthrie
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 2, 2016 by the following persons in the capacities indicated.

Signature	Title

* Paul S. Pressler	Director, Chairman of the Board

* Doug Black	Director, Chief Executive Officer (Principal Executive Officer)

/s/ John T. Guthrie John T. Guthrie	Executive Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)

* William W. Douglas, III	Director

* Kenneth A. Giuriceo	Director

* John Lagemann	Director

* Wes Robinson	Director

* David H. Wasserman	Director

* Jack L. Wyszomierski	Director

*By:	/s/ John T. Guthrie
John T. Guthrie as Attorney-in-Fact

S-1